UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
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Ameresco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2018
To Our Stockholders:
The 2018 annual meeting of stockholders of Ameresco, Inc., a Delaware corporation, will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, on May 24, 2018, at 11:00 a.m., local time, for the following purposes:

1.	To elect the three nominees identified in the attached proxy statement as members of our board of directors to serve as class II directors for a term of three years.

2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To approve an amendment to the 2017 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan to 200,000 shares.

4.	To transact other business, if any, that may properly come before the annual meeting and any adjournment thereof.
Only holders of our stock at the close of business on April 2, 2018 will be entitled to vote at the annual meeting and at any adjournments thereof. Our stock transfer books will remain open for the purchase and sale of our common stock.
Included with this notice and the attached proxy statement is a copy of our annual report to stockholders for the year ended December 31, 2017, which contains our audited consolidated financial statements and other information that may be of interest to our stockholders.
If your shares are held in “street name”—that is, held for your account by a bank, broker or other intermediary—you should obtain instructions from that bank, broker or other intermediary on how to vote your shares at the annual meeting. You will need to follow those instructions for your shares to be voted. Further, if your shares are held in “street name” and you would like to attend the annual meeting in person, you must bring an account statement or letter and a proxy from the bank, broker or other intermediary showing that you were the beneficial owner of the shares on April 2, 2018 in order to be admitted to the annual meeting.
Your vote is important. Whether or not you plan to attend the annual meeting in person, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid. If you attend the annual meeting and vote in person, any proxy that you may have submitted prior to the date of the annual meeting will not be used.

By Order of the Board of Directors,
David J. Corrsin
Secretary
April 30, 2018

2

3

AMERESCO, INC.
111 Speen Street, Suite 410
Framingham, Massachusetts 01701
PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2018
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Ameresco, Inc. for use at the 2018 annual meeting of stockholders, or the Annual Meeting, to be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, on May 24, 2018, at 11:00 a.m., local time, and at any adjournments of the Annual Meeting. In this proxy statement, unless expressly stated or the context otherwise requires, the use of “Ameresco,” “the Company,” “our,” “we,” or “us” refers to Ameresco, Inc.
We are mailing this proxy statement, along with our annual report to stockholders for the fiscal year ended December 31, 2017, to our stockholders on or about April 30, 2018. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, or the SEC, except for certain exhibits.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 24, 2018
The proxy statement and our annual report to stockholders are available for viewing, printing and downloading on-line at the “Investor Relations - Annual Meeting” section of our website at www.ameresco.com.
Record Date, Voting Rights and Outstanding Shares
Our board of directors has fixed April 2, 2018 as the record date for determining the holders of our capital stock who are entitled to vote at the annual meeting.
We have two classes of capital stock issued and outstanding: Class A common stock, $.0001 par value per share, and Class B common stock, $.0001 par value per share. We refer to our Class A common stock and our Class B common stock collectively as our common stock.
With respect to all of the matters submitted for vote at the Annual Meeting, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes.
Our Class A common stock and Class B common stock will vote as a single class on each of the matters submitted at the Annual Meeting. On April 2, 2018, there were outstanding and entitled to vote 27,467,353 shares of Class A common stock and 18,000,000 shares of Class B common stock.
Quorum
In order for business to be conducted at the Annual Meeting, a quorum must be present at the meeting. A quorum for purposes of the Annual Meeting will exist if the holders of a majority of the voting power represented by the common stock issued and outstanding on April 2, 2018 are present in person or represented by proxy at the Annual Meeting. We will count broker non-votes (described below), votes withheld, and abstentions (including shares that abstain or do not vote with respect to one or more matters to be voted upon) as being present at the Annual Meeting for determining whether a quorum exists for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the meeting will be adjourned until a quorum is obtained.
Required Votes
Election of directors (Proposal 1): The three director nominees identified in this proxy statement receiving a plurality, or the highest number, of votes cast at the Annual Meeting, regardless of whether that number represents a majority of the votes cast, will be elected.
Ratification of the appointment of RSM US LLP (Proposal 2): The affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal is needed to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Approval of an amendment to the 2017 Employee Stock Purchase Plan (Proposal 3): The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required to approve the amendment to the 2017 Employee Stock Purchase Plan.
Voting; Voting by Proxy
If you are a stockholder of record, you can vote by attending the Annual Meeting and voting in person or by submitting a proxy card by mail. If you hold your shares through a bank, broker or other intermediary, which is sometimes referred to as holding your shares in “street name,” and you wish to attend the Annual Meeting to vote in person at the Annual Meeting, you will need to obtain a proxy card from the holder of record (i.e., your bank, broker or other intermediary) in order to do so. Also, if your shares are held in “street name,” you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on April 2, 2018 in order to be admitted to the meeting. To vote by mail, please sign, date, and complete the enclosed proxy card and return it in the enclosed self-addressed, postage prepaid envelope. A proxy card in the enclosed form, if received in time for voting at the Annual Meeting and not revoked, will be voted at the Annual Meeting according to the instructions on such proxy card. If no instructions are indicated on a proxy card, then the shares represented by that proxy card will be voted in favor of each of the nominees for director identified in this proxy statement and for each other proposal, as recommended by our board of directors.
If you hold your shares in “street name,” your bank, broker or intermediary will give you separate instructions for voting your shares. If you do not give instructions to your bank, broker or intermediary, your bank, broker or intermediary will only be entitled to vote your shares with respect to “discretionary” matters, as described below, but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” occurs when your bank, broker or intermediary submits a proxy for your shares (because the bank, broker or intermediary has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or intermediary either does not have authority to vote on that proposal and has not received voting instructions from you or has discretionary authority to vote on a proposal but does not exercise it. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count “broker non-votes” for the purpose of determining a quorum for the Annual Meeting.
Proposal 2 is considered to be a “discretionary” matter and, in the absence of your voting instructions, your bank, broker or other intermediary will be able to vote your shares for purposes of Proposal 2. The election of directors (Proposal 1) and the approval of the amendment to the 2017 Employee Stock Purchase Plan (Proposal 3) are not considered to be “discretionary” matters and, if you do not provide voting instructions, your bank, broker or other intermediary will not be able to vote your shares in its discretion in the election of directors (Proposal 1) or the approval of the amendment to the 2017 Employee Stock Purchase Plan (Proposal 3).
Abstentions
We will not count shares that abstain from voting on a particular matter or shares represented by broker non-votes as votes cast on that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the Annual Meeting.
Discretionary Voting by Proxies on Other Matters
We do not know of any other proposals that may be presented at the Annual Meeting. If another matter is properly presented for consideration at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.
Revocability of Proxies
Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by delivering a written notice or other instrument revoking your proxy or a duly executed proxy bearing a later date to our Secretary at our principal executive offices, 111 Speen Street, Suite 410, Framingham, Massachusetts 01701 at any time prior to its exercise at the Annual Meeting. You may also revoke your proxy by voting in person at the Annual Meeting. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card. If you own shares in “street name,” your bank, broker or other intermediary should provide you with appropriate instructions for changing your vote.

Voting Results
We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.
Expenses of Solicitation
We will bear the costs of soliciting proxies. We will, upon request, reimburse brokers, custodians and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.
PROPOSAL 1—ELECTION OF DIRECTORS
Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three class II directors, whose terms expire at this Annual Meeting; two class III directors, whose terms expire at our 2019 annual meeting of stockholders; and three class I directors, whose terms expire at our 2020 annual meeting of stockholders. Our board of directors currently consists of eight members.
At this Annual Meeting, our stockholders will have an opportunity to vote for three nominees for class II directors: David J. Corrsin, George P. Sakellaris and Joseph W. Sutton, all of whom are currently directors of Ameresco. You can find more information about each of the nominees in “Corporate Governance—Our Board of Directors” below.
The persons named in the enclosed proxy card will vote to elect these three nominees as class II directors if you return a proxy in connection with the Annual Meeting, unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If elected, all of the nominees for class II director will hold office until the 2021 annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Each of the nominees has indicated his or her willingness to serve if elected. However, if any nominee should be unable to serve, then either the persons named in the proxy card may vote the proxy for a substitute nominee if one is nominated by our board of directors, or we may maintain a vacancy on our board of directors until such time as our board of directors can find a suitable candidate to serve on the board, or our board of directors may reduce the number of directors.
Our board of directors recommends a vote FOR each of the three nominees for class II directors.
* * *
PROPOSAL 2—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although stockholder approval of our audit committee’s selection of RSM US LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will reconsider the selection. We expect that a representative of RSM US LLP, which served as our independent registered public accounting firm for the fiscal year ended December 31, 2017, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.
Audit and Other Fees
The following table shows fees billed for professional services rendered to us by RSM US LLP and affiliates for our fiscal years 2016 and 2017:

	2016	2017
Audit Fees	$1,518,101	$1,631,526
Audit-Related Fees	—	21,000
Tax Fees	293,611	283,980
All Other Fees	—	—
Total	$1,811,712	$1,936,506

Audit Fees includes the aggregate fees billed or accrued for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of our annual financial statements and review of financial statements included or incorporated by reference in our Registration Statements on Form S-8 and annual and quarterly reports filed with the SEC or services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees includes the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are reasonably related to the performance of the audits of the financial statements and are not reported above under Audit Fees, including services related to a Form S-8 registration statement filing during 2017.
Tax Fees includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax advice and tax planning.
All Other Fees includes the aggregate fees billed in each of the last two fiscal years for services by the independent auditors for services by the independent auditors that are not reported under Audit Fees, Audit Related Fees or Tax Fees.
Policy on Pre-Approval of Audit and Non-Audit Services
Before an accountant is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval would be detailed as to the particular service or type of services to be provided and also generally would be subject to a maximum dollar amount.
Our audit committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our audit committee pursuant to this delegated authority is reported at the next meeting of our audit committee. The chairman of our audit committee has been delegated this authority.
Our board of directors recommends a vote FOR this proposal.
* * *
PROPOSAL 3—APPROVAL AN AMENDMENT TO THE 2017 EMPLOYEE STOCK PURCHASE PLAN

On February 2, 2018, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, an amendment to our 2017 Employee Stock Purchase Plan, which we refer to in this proxy statement as the ESPP, to increase the number of shares of our Class A common stock to be available for purchase by eligible employees under the ESPP from 100,000 to 200,000.
The ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for the success of our company. We believe that the ability to participate in our ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company.
Description of the ESPP
The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Appendix A.
Eligibility
All employees of the Company and any subsidiary of the Company designated by our board of directors or a committee appointed by our board are eligible to participate in the ESPP provided that they are customarily employed for more than 20 hours a week and for more than five months in a calendar year, they have been employed for at least six months prior to enrolling in the plan, and they are employees on the first day of the applicable offering period. In addition, no employee can be granted an option under the ESPP that would result in the employee owning Class A common stock (including any stock attributed to the employee under the attribution rules of the Internal Revenue Code and any stock that the employee has a contractual right to purchase) and/or options to purchase Class A common stock representing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock. The company retains the discretion to determine which eligible employees may participate in any given offering under the ESPP pursuant to and consistent with the Treasury Regulations issued under Section 423 of the Internal Revenue Code. As of April 25, 2018, approximately 990 employees would have been eligible to participate in the ESPP, including our named executive officers.
Plan Operation
The ESPP permits eligible employees to purchase shares of our Class A common stock at a discount. Eligible employees may elect to participate by completing and forwarding either a written or electronic payroll deduction authorization form to the payroll office at least ten days prior to the applicable offering commencement date and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute up to 15% (in whole percentages) of their compensation (as defined in the ESPP) received during the offering period. The board or a committee appointed by our board may, at its discretion, designate a lower maximum contribution rate, and the minimum payroll deduction is such percentage of compensation as may be established by the board or a committee appointed by our board from time to time. The ESPP will be implemented by consecutive six-month offering periods. The ESPP provides that such offering periods commence on the first business day on or after June 1 and December 1 of each year.  Our board or a committee appointed by our board may, in its discretion, choose a different offering period of not more than 12 months. On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last day of the offering period, up to a whole number of shares of our Class A common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price on the first day of the offering period, or such lesser number of shares set by the board or a committee appointed by our board. However, no eligible employee may be granted an option under the ESPP to the extent that the employee’s rights to purchase shares under the ESPP accrue at a rate that exceeds $25,000 of the fair market value (based on the value of the stock on the first day of the offering period) of Class A common stock in any given calendar year in which such option is outstanding at any time. Unless a participant withdraws from the ESPP, the option will be automatically exercised on the last business day of the offering period as to the largest whole number of shares subject to the employee’s option that can be purchased with the deductions accumulated as of such date. An option shall expire on the last business day of the applicable offering period and any balance remaining in an employee's payroll deduction account at the end of an offering period will be automatically refunded to the employee if it is more than the purchase price of one share of our Class A common stock. If amount of the employee’s balance at the end of an offering period is less than the purchase price of one share of our Class A common stock, the payroll deduction account will be carried forward into the following offering period unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded to the employee.
Our board or a committee appointed by our board will determine the purchase price of shares subject to an option granted under the ESPP for each offering period, including whether the purchase price will be determined based on the lesser of the closing price of our Class A common stock on (i) the first business day of the offering period or (ii) the last business day of the offering period, or whether it will be based solely on the closing price of our Class A common stock on the last business day of the offering period, provided that, in all events, the purchase price will be at least 85% of the applicable closing price. In the absence of a determination by our board or a committee appointed by our board, the purchase price of each of the shares purchased in a given offering period will be 95% of the closing price of a share of our Class A common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower. If the total number of shares of Class A common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.
All payroll deductions received or held by the Company under the ESPP may be used by us for any corporate purpose. Interest will not accrue on the payroll deductions, except to the extent our board or a committee appointed by our board, in its sole discretion shall determine. An employee participating in the ESPP may not make any additional payments into the account. Employees may purchase Class A common stock under the ESPP only through payroll deductions. A participant’s payroll deduction elections remain in effect for successive offering periods unless discontinued by the participant or the participant withdraws from an offering period. A participant may decrease, but not increase, the rate of his or her payroll deductions once during an offering period by filing a new authorization form with our payroll department authorizing a change in payroll deduction rate. In addition, a participant may elect to discontinue his or her payroll deductions once during an offering period. If a participant elects to discontinue his or her payroll deductions, but does not elect to withdraw his or her funds, funds deducted prior to his or her election to discontinue shall be applied to the purchase of Class A common stock on the last business day of the offering period in which the funds were deducted. An employee may, for any reason, withdraw from participation in an offering at any time prior to the close of business on the fifteenth business day before the end of the offering period. If an employee withdraws from participation during an offering period, the amounts contributed to the ESPP will be refunded promptly and the employee’s option granted for such offering period will automatically terminate. Partial withdrawals are not permitted. A participant who withdraws from an offering period may not re-enroll in the same offering period but may participate in any subsequent offering in accordance with the terms and conditions established by our board or a committee appointed by our board.
The value of the Class A common stock purchased will vary based on the fair market value of our Class A common stock on the last business day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.
Administration
The ESPP shall be administered by our board of directors or a committee appointed by our board. Our board of directors or the committee has authority to make rules and regulations for the administration of the ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.
Our board has the ability to change offering periods with respect to future offerings without stockholder approval. Our board of directors may terminate, suspend or amend the ESPP at any time and for any reason, provided, however, that the board may not amend or suspend the ESPP (a) if the approval of any such amendment by our stockholders is required by Section 423 of the Internal Revenue Code, without such approval or (b) if any amendment would cause the ESPP to fail to comply with Section 423 of the Internal Revenue Code. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded.
We may, to comply with laws of a foreign jurisdiction, grant options under the ESPP to our employees who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of the options granted under the ESPP to our employees who are resident in the United States. Notwithstanding the foregoing, employees who are citizens or resident of a foreign jurisdiction may be excluded from eligibility under the ESPP if (a) the grant of an option under the ESPP to a citizen or resident of such foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of a foreign jurisdiction would cause the ESPP to violate Section 423 of the Internal Revenue Code.
Adjustments for Changes in Common Stock and Certain Other Events
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Class A common stock, other than an ordinary cash dividend, (a) the number and class of securities; (b) the share limitations set forth above in the section entitled “Plan Operation”; and (c) the option price shall be equitably adjusted to the extent determined by our board or a committee appointed by our board.
The plan also contains provisions explaining the consequences of a reorganization event. A reorganization event is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our Class A common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of our Class A common stock for cash, securities or other property pursuant to a share exchange or other transaction, or (c) any liquidation or dissolution of us.
In connection with a reorganization event, our board or a committee appointed by our board may take any one or more of the following actions as to outstanding options on such terms as our board or the committee determines: (a) provide that options shall be assumed, or substantially equivalent options be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice to our employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or a committee appointed by our board, which date shall not be less than ten days preceding the effective date of the reorganization event, (c) upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date, (d) in the event of a reorganization event under the terms of which holders of our Class A common stock will receive a cash payment for each share surrendered (the “acquisition price”), change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to the acquisition price times the number of shares of Class A common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the option price, where the acquisition price is treated as the fair market value of the Class A common stock for purposes of determining the option price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus the result of multiplying such number of shares by the option price, (e) provide that, in connection with our liquidation or dissolution, options convert into the right to receive liquidation proceeds net of the option price, and (f) any combination of the foregoing.
An option shall be considered assumed for purposes of clause (a) above if, following consummation of the reorganization event, the option confers the right to purchase, for each share of Class A common stock subject to the option immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of Class A common stock for each share of Class A common stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Class A common stock); provided, however, that if the consideration received as a result of the reorganization event is not solely Class A common stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of Class A common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our board determines to be equivalent in value (as of the date of such determination or another date specified by our board) to the per share consideration received by holders of outstanding shares of Class A common stock as a result of the reorganization event.
Federal Income Tax Consequences
The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Class A common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code. This summary assumes that the ESPP complies with Section 423 of the Internal Revenue Code. Changes to these laws could alter the tax consequences described below. This summary also assumes the purchase price with respect to shares purchased under the plan is the lesser of 95% of the closing price of a share of our Class A common stock on (a) the first day of the offering period or (b) the last day of the offering period.
Tax Consequences to Participants
A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:
•5% of the value of the stock on the day the offering commenced; and
•the difference between the fair market value of the stock on the date of disposition and the purchase price.
Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.
Tax Consequences to Ameresco
There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits
The benefits that will be received by participants, including the named executive officers, under the ESPP will depend on each individual’s elections to participate and the fair market value of our Class A common stock at various future dates. Therefore, it is not possible to determine the benefits that will be received by named executive officers or other employees if the ESPP is approved by our stockholders.
As of April 30, 2018, no shares have been purchased under the ESPP since its adoption. The first offering period closes on May 31, 2018.
Our board of directors recommends a vote FOR approval of the amendment to the ESPP.
* * *
STOCK OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of our Class A and Class B common stock as of the close of trading on April 2, 2018 (except as noted below) by: each of our directors and nominees; each of our named executive officers; all of our directors and executive officers as a group; and each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our Class A or Class B common stock.
Percentage ownership calculations for beneficial ownership in the table below are based on 27,467,353 shares of Class A common stock and 18,000,000 shares of our Class B common stock outstanding as of April 2, 2018.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting power or investment power with respect to our shares. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 2, 2018 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Except as otherwise indicated in the footnotes to the table below, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information presented in the table below is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership representing less than one percent is denoted with an asterisk (*).
Percentage total voting power represents voting power of beneficially owned shares with respect to all shares of our Class A and Class B common stock, together as a single class. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to five votes per share of Class B common stock. Voting power of less than one percent is denoted with an asterisk (*).

	Class A Common Stock		Class B Common Stock		% Total Voting Power
Name	Shares	%	Shares	%
Directors, Nominees for Director and Executive Officers
George P. Sakellaris (1)	4,928,361	17.6%	18,000,000	100.0%	80.4%
David J. Anderson	500,000	1.8%	—	*	*
David J. Corrsin	1,098,872	4.0%	—	*	*
Douglas I. Foy (2)	104,000	*	—	*	*
Jennifer L. Miller (3)	36,000	*	—	*	*
Thomas S. Murley (4)	15,000	*
Joseph W. Sutton (5)	988,210	3.6%	—	*	*
Frank V. Wisneski (6)	194,192	*	—	*	*
John R. Granara (7)	100,000	*	—	*	*
Michael T. Bakas (8)	152,500	*
Nicole A. Bulgarino (9)	81,167	*	—	*	*
Louis P. Maltezos (10)	140,000	*	—	*	*
Directors and executive officers as a group (13 persons) (11)	8,338,302	0.3%	18,000,000	100.0%	82.9%
Other Five Percent Stockholders
Samuel T. Byrne (11)	1,637,145	6.0%	—	*	1.4%
Neil Gagnon (12)	2,141,328	7.8%	—	*	1.8%
Arthur P. Sakellaris (13)	1,600,000	5.8%	—	*	1.4%

(1)
Includes: (i) 620,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2018; (ii) 2,507,224 shares of Class B common stock held by the Ameresco 2015 Annuity Trust, of which Mr. Sakellaris is trustee and the sole beneficiary; and (iii) 9,492,776 shares of Class B common stock held by the Ameresco 2017 Annuity Trust, of which Mr. Sakellaris is trustee and the sole beneficiary. Also includes 925,000 shares of Class A Common held by the George P. Sakellaris 2012 Delaware Dynasty Trust for which Mr. Sakellaris may be deemed the beneficial holder and to share voting and dispositive power; Mr. Sakellaris disclaims beneficial ownership of these shares. His address is c/o Ameresco, Inc., 111 Speen Street, Framingham, Massachusetts 01701.

(2)	Includes 90,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(3)	Includes 30,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(4)	Includes 10,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(5)
Consists of: (i) 40,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2018; (ii) 49,040 shares of our Class A common stock held jointly with Mr. Sutton’s wife; and (iii) 899,170 shares of our Class A common stock held by Sutton Ventures LP. Mr. Sutton is managing member of Sutton Ventures Group LLC, which is the general partner of Sutton Ventures LP.

(6)	Includes 80,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(7)	Consists of 100,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(8)	Includes 15,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(9)	Consists of 81,167 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(10)	Consists of 140,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018.

(11)
Includes 8,355,802 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2018. None of the shares owned or rights to acquire shares are held in a margin account or subject to a pledge.

(12)
Mr. Byrne’s address is c/o CrossHarbor Capital Partners LLC, One Boston Place, Suite 2300, Boston, Massachusetts 02108. Based solely on information as of December 31, 2012 contained in a Schedule 13G/A filed with the SEC by Mr. Byrne on February 14, 2013.

(13)
Mr. Gagnon is Principal, Gagnon Securities LLC, with an address:  1370 Avenue of the Americas, Suite 2400, New York, NY 10019.  Based solely on information as of December 31, 2017 contained in a Schedule 13G/A filed with the SEC by Mr. Gagnon on February 14, 2018.

(14) Mr. Sakellaris’s address is c/o Ameresco, Inc., 111 Speen Street, Framingham, Massachusetts 01701.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2017, except for (i) Forms 4 reflecting option grants due on behalf of each of Messrs. Foy, Murley, Sutton and Wisneski and Ms. Miller on June 5, 2017 and filed on June 26, 2017 and (ii) a Form 4 reflecting an open market sale pursuant to a Rule 10b5-1 plan due on behalf of Joseph DeManche, one of our executive officers, on December 6, 2017 and filed on December 11, 2017.
CORPORATE GOVERNANCE
Our Board of Directors
In accordance with the terms of our restated certificate of incorporation and by-laws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors will be elected each year. The members of the classes are as follows:

•	the class I directors are David J. Anderson, Thomas S. Murley and Frank V. Wisneski, and their term expires at the annual meeting to be held in 2020;

•	the class II directors are David J. Corrsin, George P. Sakellaris and Joseph W. Sutton, and their term expires at the Annual Meeting; and

•	the class III directors are Douglas I. Foy and Jennifer L. Miller, and their term expires at the annual meeting to be held in 2019.
Each director in a class will be eligible to be chosen as a nominee for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Below is information about each nominee for election as a class I director, as well as other members of our board of directors whose terms continue after the Annual Meeting. This information includes each director’s age as of April 2, 2018 and length of service as a director of Ameresco, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies or investment companies of which he or she has served as a director for at least the past five years.
In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us.
There are no family relationships among any of our directors, nominees for director and executive officers.
Directors Whose Terms Expire in 2020 (Class I Directors)
David J. Anderson, age 57, has served as our executive vice president, as well as a director, since 2000. From 1992 to 2000, Mr. Anderson was a senior vice president at Noresco, an energy services company, that was acquired by Equitable

Resources, Inc. in 1997. We believe that Mr. Anderson is qualified to serve as a director because of his extensive knowledge of our business, gained through more than 20 years as an executive officer, and his more than 30 years of experience in the energy services and renewable energy industries. We also believe that Mr. Anderson brings a deep understanding of operations and strategy in the energy services industry to our board of directors.
Thomas S. Murley, age 60, has served as a director since October 2016. Since June 2016, Mr. Murley has served as principal at Two Lights Consulting, which he founded. Mr. Murley also served as Chairman and Senior Advisor to HgCapital’s Renewable Power Partners Funds, which he co-founded and led for HgCapital from 2004 to June 2016. We believe that Mr. Murley is qualified to serve as a director because of his more than 20 years of experience strategically managing funds in the conventional and renewable energy sectors.
Frank V. Wisneski, age 71, has served as a director since 2011. Prior to retiring in 2001, Mr. Wisneski was a Partner and Senior Vice President at Wellington Management Company, LLP, an institutional asset manager serving clients globally, where he had worked since 1969. Since retiring, Mr. Wisneski has served as a trustee or director of several non-profit organizations. We believe that Mr. Wisneski is qualified to serve as a director because of his prior experience conducting financial and strategic analysis of companies, including emerging areas and companies, and establishing and building new investment products for institutional asset management clients. Since retiring, Mr. Wisneski has maintained a focus on financial and strategic analysis by serving on investment, finance and executive committees at several nonprofit organizations. We believe his experience analyzing companies to support investment decisions contributes a valuable viewpoint to our board.
Director Nominees for Terms Expiring in 2021 (Class II Directors)
David J. Corrsin, age 59, has served as our executive vice president, general counsel and secretary, as well as a director, since 2000. From 1996 to 2000, Mr. Corrsin was executive vice president of Public Power International, Inc., an independent developer of power projects in Europe and southern Asia. We believe that Mr. Corrsin is qualified to serve as a director because of his extensive experience with energy regulations, federal, state and local regulatory authorities and complex energy construction and financing projects, gained through more than 30 years of energy-related legal practice, and his more than 15 years of service as an executive officer of our company.
George P. Sakellaris, age 71, who is our principal stockholder, has served as chairman of our board of directors and our president and chief executive officer since founding Ameresco in 2000. Mr. Sakellaris previously founded Noresco in 1989 and served as its president and chief executive officer until 2000. Mr. Sakellaris was a founding member and previously served as the president, and is currently a director, of the National Association of Energy Service Companies, a national trade organization representing the energy efficiency industry. We believe that Mr. Sakellaris is qualified to serve as a director because of his more than 35 years of experience in the energy services and renewable energy industries, his leadership experience, skill and familiarity with our business gained from serving as our chief executive officer for over 15 years, as well as his experience developed through founding and serving as chief executive officer of two previous energy services companies.
Joseph W. Sutton, age 70, has served as a director since 2002. Since 2000, Mr. Sutton has been the manager of Sutton Ventures Group, LLC, an energy investment firm that he founded. In 2007, he founded and has since led Consolidated Asset Management Services, or CAMS, which provides asset management, operations and maintenance, information technology, budgeting, contract management and development services to power plant ventures, oil and gas companies, renewable energy companies and other energy businesses. From 1992 to November 2000, Mr. Sutton worked for Enron Corporation, an energy company, where he most recently served as vice chairman and as chief executive officer of Enron International. Mr. Sutton currently serves on the board of American Midstream GP, LLC, the general partner of American Midstream Partners, LP, an owner, operator, developer and acquirer of a diversified portfolio of midstream energy assets. We believe that Mr. Sutton is qualified to serve as a director because of his prior experience in the energy industry. For example, at both Sutton Ventures and CAMS, he has had significant experience in energy industry capital raising transactions, as well as in the ownership and management of, and the provision of advisory and other services to, a wide range of energy-related businesses. At Enron, Mr. Sutton was responsible for budgeting, financial reporting and planning for Enron’s international business unit and oversaw the development, construction, financing, operation and management of numerous energy projects.
Directors Whose Terms Expire in 2019 (Class III Directors)
Douglas I. Foy, age 71, has served as a director since May 2010. Since 2006, Mr. Foy has served as president of Serrafix Corporation, a strategic consulting firm focused on energy, the environment, transportation, and climate change, which he founded. From January 2003 to February 2006, Mr. Foy served as the first secretary of the Massachusetts Office for Commonwealth Development, where he oversaw the Executive Office of Transportation, the Executive Office of Environmental Affairs, the Department of Housing and Community Development and the Department of Energy Resources. Prior to his service with the Massachusetts Office for Commonwealth Development, Mr. Foy served for 25 years as president of the Conservation Law Foundation, an environmental advocacy organization. We believe that Mr. Foy is qualified to serve as a director because of his extensive leadership experience in environmental policy and the energy and sustainable development industries, including as president of Serrafix and the Conservation Law Foundation.
Jennifer L. Miller, age 63, has served as a director since 2015. Since September 2015, Ms. Miller has served as Chief Business Sustainability Officer of Sappi North America, the U.S. subsidiary of Sappi Limited, a producer of coated fine paper. From 2002 to August 2015, Ms. Miller held senior management positions at Sappi North America, including Executive Vice President and Chief Sustainability Officer, Executive Vice President – Strategic Marketing and Executive Vice President – Publishing. She also serves on the board of directors of Sappi Fine Paper North America. We believe that Ms. Miller is qualified to serve as a director because of her qualifications and experience, including in the energy utility industry, where she previously served as general counsel for a gas utility, and more recently her sustainability leadership role at a multi-national coated paper company. We believe her direct experience and understanding of how commercial/industrial enterprises evaluate and plan for energy efficiency initiatives are particularly valuable to the Board and management as they continue to develop strategies for the commercial/industrial market.
Director Independence
A majority of our board of directors consists of “independent” directors. To be considered independent by our board of directors, a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and in our board of directors’ judgment, the director must not have a material relationship with Ameresco (either directly or as a partner, shareholder or officer of an organization that has a relationship with Ameresco).
Under Section 303A.02(b) of the NYSE Listed Company Manual, a director will qualify as “independent” if our board of directors affirmatively determines that he or she has no material relationship with Ameresco (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has established corporate governance guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with Ameresco if he or she is independent under Section 303A.02(b) of the NYSE Listed Company Manual and he or she:

•
is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

•
serves as an officer, director or trustee of a tax exempt organization, unless our discretionary contributions to such organization are more than the greater of $1 million or two percent of that organization’s consolidated gross revenue.

In addition, under the corporate governance guidelines established by our board of directors, ownership of a significant amount of our stock, by itself, does not constitute a material relationship so long as such director is otherwise independent under Section 303A.02(b) of the NYSE Listed Company Manual.
For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the board of directors who are independent at the time of such determination.
Pursuant to applicable NYSE rules and our corporate governance guidelines, a director employed by us cannot be deemed to be an “independent director,” and consequently none of Messrs. Sakellaris, Corrsin or Anderson qualifies as an independent director.
Our board has determined that each of Ms. Miller and Messrs. Foy, Murley, Sutton and Wisneski meet the standards for being independent under Section 303A.02(b) of the NYSE Listed Company Manual and our corporate governance guidelines and that none of these directors has or had a material relationship with us.
Board Leadership Structure and Risk Oversight
George P. Sakellaris currently serves as both our chairman of the board and chief executive officer. Our board of directors does not have a policy regarding the separation of the roles of chairman and chief executive officer, as the board believes it is in our stockholders’ best interests that we make this determination based on an assessment of the current condition of our company and composition of the board. Our board of directors believes that having Mr. Sakellaris serve in both roles is in the best interests of our stockholders at this time because it makes the best use of Mr. Sakellaris’s extensive knowledge of the Company and our industry, and fosters greater communication between management and the board of directors.
In light of the dual role played by Mr. Sakellaris in our corporate governance structure, we also have established a position of a lead independent director. Mr. Sutton is our lead director. Mr. Sutton is an independent director within the meaning of applicable NYSE rules. The duties of the lead director include the following:

•	chairing any meeting of our non-management or independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;

•
facilitating communications between other members of our board of directors and the chairman of our board of directors and/or the chief executive officer; however, each director is free to communicate directly with the chairman of our board of directors and with the chief executive officer;

•
monitoring, with the assistance of our general counsel, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;

•	working with the chairman of our board in the preparation of the agenda for each board of directors meeting and in determining the need for special meetings of the board of directors; and

•	otherwise consulting with the chairman of our board of directors and/or the chief executive officer on matters relating to corporate governance and the performance of our board of directors.
Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. Our audit committee focuses on financial risk, including internal control over financial reporting. Our corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. Finally, our compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.
Committees of our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.ameresco.com.
All of the members of our board’s three standing committees described below have been determined to be independent as defined under applicable NYSE rules and in the case of all members of the audit committee, the independence requirements set forth in Rule 10A-3 under the Exchange Act.
Audit Committee
The members of our audit committee are Messrs. Sutton and Wisneski and Ms. Miller. Our board of directors has determined that each of the current members of our audit committee satisfy the requirements for financial literacy and independence under applicable NYSE and SEC rules and regulations. Mr. Wisneski is the chair of the audit committee and is also an “audit committee financial expert,” as defined by SEC rules and satisfies the financial sophistication requirements of applicable NYSE rules. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements.
The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules to be included in our proxy statement for our annual meeting of stockholders.
Our audit committee met four times and did not act by written consent in 2017.
All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee. For more information regarding our audit committee, see “—Audit Committee Report” below.
Compensation Committee
The members of our compensation committee are Messrs. Foy, Murley and Sutton. Mr. Sutton is the chair of the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining our CEO’s compensation;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules; and

•	preparing the compensation committee report required by SEC rules, which is included below under “Executive Compensation and Related Information—Compensation Committee Report.”
The processes and procedures followed by our compensation committee in considering and determining executive compensation are described under “Executive Compensation and Related Information—Compensation Discussion and Analysis” below.
The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. For further information, see “Executive Compensation and Related Information—Compensation Discussion and Analysis” below. Additionally, the compensation committee may delegate authority to one or more subcommittees as it deems appropriate.
Our compensation committee met twice and did not act by written consent in 2017.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Ms. Miller and Messrs. Foy and Wisneski. Mr. Foy is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors;

•	reviewing and making recommendations to our board of directors with respect to our board of directors’ leadership structure;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.
Our nominating and corporate governance committee met three times and did not act by written consent in 2017.
The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”
Board Meetings and Attendance
Our board of directors met six times and acted by written consent five times in 2017. During 2017, each director attended at least 75% of the aggregate number both of board meetings and of meetings held by all committees on which he or she then served, other than Mr. Anderson who attended 50% of such meetings.
Director Attendance at Annual Meeting
Our corporate governance guidelines provide that directors are responsible for attending each annual meeting of our stockholders. At our annual meeting of stockholders in 2017, all of our directors attended in person.
Director Compensation
None of Messrs. Sakellaris, Anderson or Corrsin, each an executive officer, has ever received any compensation in any form in connection with his service as a director. The compensation that we pay to Mr. Sakellaris in his capacity as our chief executive officer is discussed below under “Executive Compensation and Related Information—Compensation Discussion and Analysis.”
We do provide compensation and expense reimbursement for reasonable travel and other expenses incurred in connection with attending board of director, committee and stockholder meetings to our non-employee directors. Ms. Miller and Messrs. Foy, Murley, Sutton and Wisneski are our non-employee directors.
The following summarizes the terms of our non-employee director program, as most recently amended in 2012.
Cash Compensation. Each non-employee director receives a $25,000 annual retainer. The chair of the audit committee receives an additional annual retainer of $12,000; the chair of the compensation committee receives an additional annual retainer of $8,000; and the chair of the nominating and corporate governance committee receives an additional annual retainer of $6,000. Each non-employee director, other than the chair, who serves on the audit committee receives an additional $2,500 annual retainer; each non-employee director, other than the chair, who serves on the compensation committee receives an additional $2,000 annual retainer; and each non-employee director, other than the chair, who serves on the nominating and corporate governance committee receives an additional annual retainer of $1,000. Each non-employee director receives $1,000 for each board meeting or committee meeting (if not on the same day as a board meeting) he or she attends, whether in person or by telephone conference call.
Equity Compensation. Upon his or her initial election to the board of directors, each non-employee director is granted an option to purchase 40,000 shares of our Class A common stock. On the date of each annual meeting of stockholders other than in the year of his or her initial election, each non-employee director receives an option to purchase 10,000 shares of our Class A common stock. Both the initial and annual options become exercisable as to 20% of the shares subject to the option on each of the first five anniversaries of the option grant date, subject to the director’s continued service on our board of directors. All such options have an exercise price equal to the fair market value of the Class A common stock on the date of grant and become exercisable in full upon a change in control of Ameresco. In addition, during 2017, each of Messrs. Foy, Sutton and Wisneski and Ms. Miller received an option to purchase 30,000 shares of our Class A common stock that vests fully upon the earlier of (a) the company achieving adjusted EBITDA of at least $100 million or (b) the three year anniversary of the grant.

Employee directors are not compensated for their service on our board of directors.
The following table sets forth information regarding compensation earned by our non-employee directors during 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Douglas I. Foy (2)	45,000	116,805	161,805
Jennifer L. Miller (3)	42,500	116,805	159,305
Thomas S. Murley (4)	36,000	32,475	68,475
Joseph W. Sutton (5)	48,500	116,805	165,305
Frank V. Wisneski (6)	52,000	116,805	168,805

(1)
Value is equal to the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the director with respect to these option grants. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 11 to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on March 7, 2018.

(2)	As of December 31, 2017, Mr. Foy held options to purchase an aggregate of 140,000 shares of our Class A common stock with a weighted average exercise price of $9.22.

(3)	As of December 31, 2017, Ms. Miller held options to purchase an aggregate of 90,000 shares of our Class A common stock with a weighted average exercise price of $5.82.

(4)	As of December 31, 2017, Mr. Murley held an option to purchase 50,000 shares of our Class A common stock with an exercise price of $5.44 per share.

(5)	As of December 31, 2017, Mr. Sutton held options to purchase an aggregate of 90,000 shares of our Class A common stock with a weighted average exercise price of $6.90.

(6)	As of December 31, 2017, Mr. Wisneski held options to purchase an aggregate of 130,000 shares of our Class A common stock with a weighted average exercise price of $9.33.
Director Stock Ownership Guidelines
Our board of directors has adopted stock ownership guidelines for our non-employee directors. Each non-employee director is expected to own 2,000 shares of our Class A common stock by the first anniversary of his or her initial election as a director, 4,000 shares of by the second anniversary, 6,000 shares by the third anniversary, 8,000 shares by the fourth anniversary, and 10,000 shares by the fifth anniversary and thereafter. Each of our directors is currently in compliance with these guidelines.
Director Nomination Process
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, conferring from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee, the board of directors and members of senior management. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.
In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee also considers diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

When recommending to the board of directors the nominees for election as directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates. To recommend director candidates for consideration by the nominating and corporate governance committee, a stockholder must send a written notice to our corporate secretary at the address under “Miscellaneous—Stockholder Proposals” below. Our bylaws specify the information that must be included in any such notice, including the stockholder’s name, address and number of shares of Ameresco stock held, as well as the candidate’s name, age, address, principal occupation and number of shares of Ameresco stock. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2019 annual meeting, the stockholder must follow the procedures for stockholder proposals outlined under “Miscellaneous—Stockholder Proposals” below. You can find more detailed information on our process for selecting board members and our criteria for board nominees in the corporate governance guidelines posted on the “Investor Relations” section of our website, which is located at www.ameresco.com.
Alternatively, our bylaws provide that stockholders may nominate director candidates for consideration at the 2019 annual meeting directly without approval of the nominating and corporate governance committee. In order to nominate candidates directly, stockholders must follow the procedures outlined under “Miscellaneous—Stockholder Proposals” below.
Communicating with our Board of Directors
Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our lead director, subject to the advice and assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
Stockholders and other interested parties who wish to send communications on any topic to our board should address such communications to: Board of Directors, c/o Secretary, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701.
Corporate Governance Materials
Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	our board’s principal responsibility is to oversee the management of Ameresco;

•	a majority of the members of our board of directors shall be independent directors;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and employees of our company, and the right to hire and consult with independent advisors at our expense;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, our board of directors and its committees will conduct self-evaluations to determine whether they are functioning effectively.
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at www.ameresco.com. In addition, we intend to post on our website all disclosures that are required by law or applicable NYSE listing standards concerning any amendments to, or waivers from, any provision of the code.

Complete copies of our corporate governance guidelines, code of business conduct and ethics and the charters for our audit, compensation and nominating and corporate governance committees are available on the Investor Relations section of our website, which is located at www.ameresco.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:
Ameresco, Inc.
111 Speen Street, Suite 410
Framingham, Massachusetts 01701
Attention: Investor Relations Department
Audit Committee Report
The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2017. The audit committee has also reviewed and discussed with RSM US LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301.
The audit committee has also received from RSM US LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with RSM US LLP the matters disclosed in the letter and its independence with respect to Ameresco, including a review of audit and non-audit fees and services, and concluded that RSM US LLP is independent.
Based on its discussions with management and RSM US LLP, and its review of the representations and information referred to above provided by management and RSM US LLP, the audit committee recommended to the board of directors that Ameresco’s audited consolidated financial statements be included in Ameresco’s annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
By the Audit Committee
of the Board of Directors of Ameresco, Inc.
Frank V. Wisneski, Chairman
Jennifer L. Miller
Joseph W. Sutton

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
This section discusses the material elements of our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.
During 2017, we continued reviewing all elements of our executive compensation program, including the function and design of our annual incentive bonus and equity incentive programs. We also continued to evaluate the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent and is appropriate for a public company, including the extent to which our compensation policies will reward the achievement of long-term operating and strategic goals and minimizing the extent to which they serve to encourage taking excessive risk.

Overview of Executive Compensation Process
Roles of Our Board, Chief Executive Officer and Compensation Committee in Compensation Decisions. Our compensation committee oversees our executive compensation program. Our compensation committee, either as a committee or together with the other independent directors, makes all compensation decisions regarding our chief executive officer. Our chief executive officer may make recommendations to the compensation committee regarding the compensation of our executive officers other than the chief executive officer, but the compensation committee either makes all compensation decisions regarding our other executive officers or makes recommendations concerning executive compensation to our board of directors, with the independent directors ultimately making such decisions. Our chief executive officer is not present for compensation committee or board discussions regarding his compensation; similarly, no other executive officers are present for compensation committee or board discussions regarding other executive officer compensation.
Competitive Market Data and Use of Compensation Consultants. Historically, we have not formally benchmarked our executive compensation against compensation data of a peer group of companies, but rather have relied on the business judgment and experience in the energy services and engineering consulting industries of our chief executive officer and our executive management team. We have developed substantial information about compensation practices and levels at comparable companies through extensive recruiting, networking and industry research. Our compensation committee may elect to engage an independent compensation consulting firm to provide advice regarding our executive compensation program and general information regarding executive compensation practices in our industry, but it did not do so in 2016. Although the compensation committee would consider such a compensation firm’s advice in establishing and approving the various elements of our executive compensation program, the compensation committee would ultimately make its own decisions, or make recommendations to our board of directors, about these matters.
Objectives and Philosophy of Our Executive Compensation Program. Our primary objective with respect to executive compensation is to attract, retain and motivate highly talented individuals who have the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:

•	reward the achievement of our annual and long-term operating and strategic goals;

•	recognize individual contributions;

•	align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value; and

•	retain and build our executive management team.
To achieve these objectives, our executive compensation program ties a portion of each executive’s overall compensation—annual incentive bonuses—to key corporate financial goals and to individual goals. From time to time we have also provided a portion of our executive compensation in the form of restricted stock and option awards that vest over time. We believe this approach helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of shares of our Class A common stock.
Elements of Our Executive Compensation Program. The primary elements of our executive compensation program are:

•	base salaries;

•	annual incentive bonuses;

•	equity incentive awards; and

•	other employee benefits.
We have not adopted any formal or informal policies or guidelines for allocating compensation among these elements.
Base Salaries. We use what we believe to be competitive base salaries to attract and retain qualified candidates to help us achieve our growth and performance goals. Base salaries are intended to recognize an executive officer’s immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.
Our compensation committee annually evaluates and considers adjustments to executive officer base salary levels based on factors determined to be relevant, including:

•	the executive officer’s skills and experience;

•	the particular importance of the executive officer’s position to us;

•	the executive officer’s individual performance;

•	the executive officer’s growth in his or her position; and

•	base salaries for comparable positions within our company and at other companies.
Although it did not do so in 2016, the compensation committee may in the future obtain the input of a compensation firm and peer group benchmarking data in making any adjustments to executive officer base salary levels.
In 2017, our compensation committee approved increases in the base salaries of Messrs. Bakas, Granara and Maltezos and Ms. Bulgarino by 5%, 5%, 2% and 8%, respectively, all effective as of May 1, 2017, resulting in annual base salaries of $294,456, $328,335, $338,286 and $319,194, respectively. The increases were both in recognition of the performance of such executive officers during 2016 and to encourage retention.
For Mr. Sakellaris, in 2017 our compensation committee recommended and our independent directors approved, an approximately $17.7% increase in base salary, based on his performance during 2016, resulting in annual base salary of $700,000.
Annual Incentive Bonus Program. Incentive bonus payments may be made to our executive officers, as well as most of our other full-time employees, at the discretion of the compensation committee and management based on certain performance goals established in the early part of each year. These annual incentive bonuses are intended to compensate our executive officers for our achievement of corporate financial goals, as well as individual performance goals.
For 2017, as in past years, the maximum total amount payable under our incentive bonus program, or our total bonus pool, was determined based on our performance with respect to corporate financial goals. The corporate goals for 2017 consisted of achievement of predetermined levels of revenue; EBITDA; contracted sales; new awards; selling, general and administrative (“SG&A”) expenses and combined growth factor. Combined growth factor is based on growth in year-over-year revenue, EBITDA, contracted sales and awards, weighted equally.
The target and relative weight for each of these goals assigned for 2017 are set forth in the table below:

Goal	Target	Weight Assigned for 2017
Revenue	$685 million	20%
EBITDA	$65 million	20%
New contracts(1)	ESPC/EPC Construction - $650 million Solar EPC/PPA - 67 MW Non-Solar Distributed Generation - 5 MW	15% 5% 2.5%
New awards	ESPC/EPC Construction - $680 million Solar EPC/PPA - 60 MW Non-Solar Distributed Generation - 29 MW	15% 5% 2.5%
SG&A expenses	Manage SG&A to $105 million or less	10%
Combined growth factor(2)	Achieve 10% or better combined growth factor	5%
Total		100%

(1)	Includes energy savings performance contracts (“ESPC”), engineering, procurement and construction contracts (“EPC”) and power purchase agreements, as indicated.

(2)	Combined growth factor is based on growth in year-over-year revenue, EBITDA, contracted sales and awards, weighted equally.
If any of the above goals were not achieved at least 70%, that particular goal was given a value of zero.
These weights and the specific targets were established by the independent members of our board of directors based on the recommendation of our compensation committee and with input from our chief executive officer and other executive officers. The goals were based on our historical operating results and growth rates, as well as our expected future results, and were designed to require significant effort and operational success on the part of our company.

The total bonus pool permitted under our incentive bonus program can be up to ten percent of our adjusted EBITDA from continuing operations for the year, with the actual amount based on our performance against the goals described above, provided that the aggregate weighted achievement based on actual performance for all goals exceeds 80%.
The table below shows, for each of the goals used in determining whether a bonus pool would be established under our 2017 incentive bonus program, the specific target, our actual performance against that target (for corporate financial goals) and the actual contribution of each goal’s achievement to the aggregate weighted achievement based on the relative weights assigned:

Goal	Target	Result	Achievement Percentage Contribution
Revenue	$685 million	$716 million	20%
EBITDA(1)	$65 million	$63 million	19.4%
New contracts(2)	ESPC/EPC Construction - $650 million Solar EPC/PPA - 47 MW Non-Solar Distributed Generation - 5 MW	$539 million 81 MW 16 MW	13% 5% 2.5%
New awards	ESPC/EPC Construction - $680 million Solar EPC/PPA - 60 MW Non-Solar Distributed Generation - 29 MW	$780 million 86.8 MW 44 MW	15% 5% 2.5%
SG&A expenses	Manage SG&A to $105 million or less	$107.4 million	9%
Combined growth factor(3)	Achieve 10% or better combined growth factor	11% average	5%
Total			96.4%

(1)
This may differ from adjusted EBITDA as reported from time to time in our financial releases and other filings with the SEC because this measure may exclude certain items that we consider to be non-recurring in nature.

(2)	Includes ESPC, engineering, procurement and construction contracts and power purchase agreements, as indicated.

(3)	Combined growth factor is based on growth in year-over-year revenue, EBITDA, contracted sales and awards, weighted equally.
The corporate goals described above serve as threshold goals that must be achieved at the required level for any amounts to be payable to any participant under our incentive bonus program. Because the aggregate weighted achievement based on actual performance for 2017 exceeded 80%, a bonus pool was established with respect to fiscal 2017.
Provided that the aggregate weighted achievement of the corporate goals is at least 80%, then bonus payments for each of our executive officers is determined based upon achievement of the individual performance goals assigned to each of our executive officers near the beginning of fiscal 2017. For Mr. Sakellaris, the corporate goals discussed above also serve as his individual performance goals. For all of our other executive officers, these individual goals were set by the compensation committee, taking into account discussions with our chief executive officer.
Each participant in the 2017 incentive bonus program was assigned a maximum bonus, expressed as a percentage of his or her annual base salary. As in past years, in 2017 the maximum bonus payment for our chief executive officer was 50% of his base salary, and for each of our other executive officers, the maximum bonus payment was 40% of his or her base salary.
For our chief executive officer, our compensation committee reviewed information supplied by management regarding company performance relative to his goals, assessed the extent to which the goals were achieved, and determined his bonus payment for 2017. For our executive officers other than our chief executive officer, the chief executive officer made recommendations regarding assessment of performance against individual goals and the resulting amounts of individual bonus payments for 2017. The compensation committee reviewed and discussed these recommendations and determined and approved the individual bonus payments for 2017.
For 2017, each of our named executive officers were awarded bonuses under our incentive bonus program in the amounts described under the heading Bonus in the Summary Compensation Table, below.

Our compensation committee, or our board of directors based on recommendations from our compensation committee, is responsible for establishing and administering our annual incentive bonus program for executive officers.
Executive Management Team Additional Annual Incentive Performance Program. In April 2017, upon the recommendation of the compensation committee, our board approved the Executive Management Team Annual Incentive Performance Program, which we refer to as the AIPP. The AIPP is an additional element of our executive compensation program that is intended to further align the interests of our most senior management, including our named executive officers, with those of our shareholders, by tying incentive compensation to annual company-wide earnings growth and return on equity goals. The AIPP is administered by the compensation committee, which establishes annual targets for each of four metrics against which performance under the AIPP is measured: adjusted EBITDA (which is defined as earnings before interest, taxes, depreciation, amortization, share-based compensation, restructuring, and asset impairment charges), new contracts, new awards and revenue. Following the end of each fiscal year, beginning with the fiscal year ending December 31, 2017, the compensation committee determines, by reference to our audited financial statements before taking into account any payments made under the AIPP, the extent to which each goal has been achieved, if at all. If the company has achieved at least 100% of the adjusted EBITDA AIPP goal for the relevant plan year and at least 97% of the goals for new contracts, new awards and revenue for such year, the company will establish a bonus pool under the AIPP from which amounts may be allocated and distributed to our executive officers, including our named executive officers, and certain other members of senior management designated as plan participants by the compensation committee. The AIPP bonus pool will be funded in an amount equal to a fixed percentage of the amount by which our adjusted EBITDA (before taking into account any payments made under the AIPP) exceeds the adjusted EBITDA AIPP goal for the relevant plan year, as follows:

Amount of Adjusted EBITDA in Excess of AIPP Goal	% of Incremental Adjusted EBITDA Allocated to AIPP Pool	Funding Amount to AIPP Pool
$0 - $1 million	20%	$0 to $200,000
> $1 to $2 million	21%	$210,000 to $420,000
> $2 to $3 million	22%	$440,000 to $660,000
> $3 to $4 million	23%	$690,000 to $920,000
> $4 to $5 million	24%	$960,000 to $1,200,000
Greater than $5 million	25%	$1,250,000 - unlimited
If the Adjusted EBITDA AIPP goal is not met, the AIPP will not be funded for such plan year. Once an AIPP bonus pool has been established, the compensation committee will determine the amount of individual payments to be made to each AIPP participant, taking into account the recommendation of our chief executive officer based on his assessment of each individual’s relative contribution to the achievement of the AIPP goals. There is no limit to the amount that a single participant may receive under the AIPP, provided that the aggregate amount paid to all participants for any given plan year may not exceed the AIPP pool established for such year. In order to receive payment under the AIPP, the participant must be employed by us or one of our subsidiaries at the time the payment is made. The compensation committee may, however, provide a pro-rated bonus payment under the AIPP to any participant whose status as an active employee is changed during a plan year as a result of his or her death, disability, retirement or leave of absence. Payments received under the AIPP are in addition to any payments a member of our senior management team may receive under our annual incentive bonus program and equity incentive awards.
The AIPP goals for 2017, as well as the amounts achieved, are set forth in the table below:

Goal	Target	Result
Revenue	$685 million	$716 million
EBITDA	$65 million	$63 million
New contracts(1)	ESPC/EPC Construction - $650 million	$539 million
New awards	ESPC/EPC Construction - $680 million	$780 million

(1)    Includes ESPC, engineering, procurement and construction contracts.
Because we did not achieve at least 100% of the adjusted EBITDA goal, the AIPP was not funded for 2017 .

Equity Incentive Awards. Our equity incentive award program is the primary vehicle for offering long-term incentives to our executive officers. To date, equity incentive awards to our executive officers have been made in the form of restricted stock awards and stock options, with stock options being the primary form of equity grants in recent years. We believe that equity incentive awards:

•	provide our executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;

•	help balance the short-term orientation of our annual incentive bonus program;

•	create an ownership culture by aligning the interests of our executive officers with the creation of value for our stockholders; and

•	further our goal of executive retention.
Employees who are considered important to our long-term success are eligible to receive equity incentive awards, which generally vest over five years.
During 2016, our compensation committee also introduced option grants with performance-based vesting to further align our executive officers’ performance with our long-term strategic goals and shareholder interests. These options will vest three years from the date of grant based upon continued service by the executive officer and the achievement of certain performance goals relating to the performance period from January 1, 2016 through December 31, 2018. The performance goals include contracted sales, distributed generation sales and awards, revenue, adjusted EBITDA and/or geographic expansion. The particular goals and targets are tailored to the particular business unit or corporate function overseen by each executive officer and were determined by our compensation committee. In order for any portion of the option to vest, the combined level of achievement of the performance goals must be at least 80%. If the level of achievement of the performance goals is 80%, then 80% of the shares subject to the option will vest. If the level of achievement of the performance goals is 100%, then 100% of the shares subject to the option will vest. There shall be linear interpolation of vesting between 80% and 100% achievement of the performance goals.
Our compensation committee has the authority to make equity awards to our executive officers and to administer our equity compensation plans. During 2017, our compensation committee approved option awards of 25,000 shares to Mr. Bakas and 50,000 shares to Ms. Bulgarino that vest in equal installments over five years.
We do not have any equity ownership guidelines or requirements for our executive officers.
Other Compensation. Since before we became public in 2010, we have permitted Mr. Sakellaris personal exclusive use of a company-owned vehicle. We pay insurance premiums, excise tax and other amounts related to this vehicle. Our compensation committee recommended and our independent directors approved continuing to permit Mr. Sakellaris personal exclusive use of the company-owned vehicle in recognition of his extensive travel to meetings and events on our behalf.
Other Employee Benefits. We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, flexible spending accounts, medical and dental care plans, life insurance, short- and long-term disability policies, vacation, company holidays and, beginning in 2016, contributions to a health savings account for those participating in a high-deductible insurance plan. Our executive officers are eligible to participate in each of these programs on the same terms as non-executive employees; however, employees at the director level and above are eligible for life insurance coverage equal to three times (rather than twice) their annual base salary.
Risk Considerations in our Compensation Program. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.
Tax Considerations. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to each other officer (other than its chief financial officer) whose compensation is required to be reported to stockholders by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) on the various elements of our executive compensation program, and we may structure the equity incentives component of our executive compensation program, where feasible, to comply with the exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our board of directors or compensation committee may, in its judgment, authorize compensation payments that do not comply with the Section 162(m) exemptions when it believes that such payments are appropriate to attract and retain executive talent.

Pledging and Hedging Transactions. We have an insider trading policy that prohibits executive officers from purchasing Ameresco securities on margin, borrowing against Ameresco securities held in a margin account, or pledging Ameresco securities as collateral for a loan. An exception may be granted, however, under the policy for pledging Ameresco securities as collateral for a loan where the executive officer clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Our insider trading policy also prohibits executive officers from engaging in short sales of Ameresco securities, including short sales “against the box” or in purchases or sales of puts, calls or other derivative securities based on Ameresco securities.
Advisory Vote on Executive Compensation
At the 2017 annual meeting of our stockholders, 94% of the votes cast were in favor of holding an advisory vote on executive compensation, or “say on pay vote,” every three years. At each of the 2014 and 2018 annual meetings, fewer than 200,000 of the votes cast on the advisory vote on executive compensation proposal were cast against our executive compensation policies. In light of these results, our compensation committee has determined to continue its measured, thorough review of all elements of our executive compensation program, including the function and design of our annual incentive bonus and equity incentive programs, without significant change of our executive compensation program during 2017. Further, our board of directors determined following the 2011 annual meeting of our stockholders and continues to believe that our stockholders should vote on a say on pay proposal every three years. Accordingly, the directors are asking the stockholders to take a say on pay advisory vote, as well as an advisory vote on the frequency of future executive compensation advisory votes, at the Annual Meeting.
Compensation Committee Report
The compensation committee has reviewed and discussed the foregoing compensation discussion and analysis with management and, based on this review and discussion, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.
By the Compensation Committee
of the Board of Directors of Ameresco, Inc.
Joseph W. Sutton, Chairman
Douglas I. Foy
Thomas S. Murley

Executive Compensation
Summary Compensation Table
The following table sets forth information regarding compensation earned by our chief executive officer, our chief financial officer and our three next most highly compensated other executive officers during our fiscal years ended December 31, 2017, 2016 and 2015. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
George P. Sakellaris (4)	2017	664,960	250,000	—	35,218	950,178
President and	2016	587,253	250,000	—	35,745	872,998
Chief Executive Officer	2015	564,667	—	—	36,076	600,743

John R. Granara, III (5)	2017	323,124	100,000	—	17,686	440,810
Executive Vice President and	2016	306,800	90,000	247,730	17,548	662,078
Chief Financial Officer	2015	288,533	—	—	17,498	306,031

Michael T. Bakas	2017	289,782	90,000	70,275	17,546	467,603
Executive Vice President,	2016	274,319	100,000	193,405	17,018	584,742
Distributed Energy Systems

Nicole A. Bulgarino	2017	311,313	115,000	140,550	17,648	584,511
Executive Vice President and	2016	280,522	120,000	139,080	17,363	556,965
General Manager, Federal Solutions	2015	245,004	75,000	244,500	16,597	581,101

Louis P. Maltezos	2017	336,075	60,000	—	17,706	413,781
Executive Vice President	2016	325,393	60,000	139,080	17,622	542,095
	2015	309,842	—	244,500	17,598	571,940

(1)	Salary for each of the named executive officers have been prorated to reflect the portion of the year for which any increases were in effect, from and after May 1st of the applicable year.

(2)
Value is equal to the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. This amount does not represent the actual amount paid to or realized by the executive officer with respect to this option grant. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 11 to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on March 7, 2018.

(3)
The amounts reported in All Other Compensation reflect, for each named executive officer, the amount we contributed to our 401(k) plan and the dollar value of life insurance premiums we paid, as applicable and detailed below. For Mr. Sakellaris, the amount reported also includes the incremental cost of a company-owned vehicle of which he has personal exclusive use, including insurance premiums, excise taxes and depreciation.

The following table details the amounts described in this footnote (3):

Name	Year	Matched 401(k) Contributions ($)	Group Life and Disability Insurance ($)	Use of Company-Owned Vehicle ($)	Total ($)
George P. Sakellaris	2017	15,300	1,923	17,995	35,218
	2016	15,300	2,169	18,276	35,745
	2015	15,300	2,166	18,610	36,076

John R. Granara, III	2017	15,300	2,386	—	17,686
	2016	15,300	2,248	—	17,548
	2015	15,300	2,198	—	17,498

Michael T. Bakas	2017	15,300	2,246	—	17,546
	2016	14,906	2,112	—	17,018

Nicole A. Bulgarino	2017	15,300	2,348	—	17,648
	2016	15,300	2,063	—	17,363
	2015	14,714	1,883	—	16,597

Louis P. Maltezos	2017	15,300	2,406	—	17,706
	2016	15,300	2,322	—	17,622
	2015	15,300	2,298	—	17,598

(4)	Mr. Sakellaris is also a member of our board of directors, but does not any additional compensation in his capacity as a director.

(5)	Mr. Granara has served as our Chief Financial Officer since May 1, 2015.
Grants of Plan-Based Awards in 2017
The following table sets forth information regarding grants of compensation in the form of plan-based awards during the fiscal year ended December 31, 2017 to our named executive officers.

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underly-ing Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
George P. Sakellaris	—	—	—	—	—
John R. Granara, III	—	—	—	—	—
Michael T. Bakas	3/9/2017	3/9/2017	25,000	5.80	70,275
Nicole A. Bulgarino	3/9/2017	3/9/2017	50,000	5.80	140,550
Louis P. Maltezos	—	—	—	—	—

(1)
Value is equal to the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. This amount does not represent the actual amount paid to or realized by the executive officer with respect to this option grant. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 11 to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on March 7, 2018.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2017.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Grant Date	Option Approval Date	Option Expiration Date
George P. Sakellaris	600,000	—	6.055	9/30/2009	9/30/2009	9/30/2019
	15,000	10,000(2)	6.700	5/22/2014	5/22/2014	5/21/2024
John R. Granara, III	80,000	20,000(2)	8.480	9/9/2013	9/9/2013	9/8/2023
	10,000	40,000(2)	4.640	5/10/2016	4/25/2017	5/9/2026
	—	50,000(3)	4.640	5/10/2016	4/25/2017	5/9/2026
Michael T. Bakas	5,000	20,000(2)	4.640	5/10/2016	4/25/2017	5/9/2026
	—	50,000(3)	4.640	5/10/2016	4/25/2017	5/9/2026
	—	25,000(2)	5.800	3/9/2017	3/9/2017	3/8/2027
Nicole A. Bulgarino	11,167	—	11.630	7/25/2012	7/25/2012	7/24/2022
	15,000	—	9.450	7/24/2013	7/24/2013	7/23/2023
	30,000	45,000(2)	6.530	3/3/2015	3/3/2015	3/2/2025
	—	50,000(3)	4.640	5/10/2016	4/25/2017	5/9/2026
	—	50,000(2)	5.800	3/9/2017	3/9/2017	3/8/2027
Louis P. Maltezos	100,000	—	6.055	7/22/2009	7/22/2009	7/22/2019
	30,000	45,000	6.530	3/2/2015	3/2/2015	3/1/2025
	—	50,000(3)	4.640	5/10/2016	4/25/2017	5/9/2026

(1)	All option awards with an expiration date on or before 2020 and listed in this table were granted under our 2000 stock incentive plan; the remainder were granted under our 2010 stock incentive plan.

(2)	Such option vests as to 20% of the shares on each of the first five anniversaries of the grant date.

(3)
Such option is subject to vesting based on continued service to us and performance relative to goals established for the three-year performance period from January 1, 2016 to December 31, 2018, as described under the heading “Overview of Executive Compensation Process - Equity Incentive Awards”, above. Vesting ranges from a threshold of 80% of the shares underlying such option to a maximum payout of 100%. Performance at a level below 80% will result in the option not vesting as to any shares and being canceled.

Option Exercises and Stock Vested
The following table sets forth information regarding the exercise of options by our named executive officers during the fiscal year ended December 31, 2017.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
George P. Sakellaris	—	—
John R. Granara, III	—	—
Michael T. Bakas	—	—
Nicole A. Bulgarino	—	—
Louis P. Maltezos	139,050	290,618

Potential Payments Upon Termination or Change of Control
We have no severance agreements with any of our named executive officers. In addition, our 2010 stock incentive plan, unlike its predecessor 2000 stock incentive plan, does not provide for acceleration of options in connection with any termination events. Accordingly, there are no potential payments in respect of termination to report for any of our named executive officers.
Pay Ratio
In August 2015, the SEC issued a rule which requires certain public companies to include in their annual proxy statements pay ratio disclosures that compare the annual total compensation of the company's chief executive officer to the median compensation of other company employees. Specifically, the pay ratio disclosure should include the annual total compensation of the median employee (excluding the chief executive officer), the annual total compensation of the chief executive officer, the ratio of the annual total compensation of the median employee to the annual total compensation of the chief executive officer and the methodologies used in making these disclosures.
In 2017, the total annual compensation of Mr. Sakellaris, our President and Chief Executive Officer, was $950,178 (as shown in the Summary Compensation Table included in this Proxy Statement). The total annual compensation of the median employee was $100,278. As a result, for 2017, the ratio of the total annual compensation of our chief executive officer to the total annual compensation of the median employee was approximately 9.5 to 1.
The median employee was identified by examining compensation information derived from payroll records for all employees, excluding Mr. Sakellaris, who were employed by us on October 31, 2017. As of such date, we employed approximately 1,100 people in the United States, Canada and the United Kingdom. All employees were included, whether employed on a full-time, part-time, temporary or seasonal basis, using the definition of employee under the U.S. Internal Revenue Code, or similar laws in the country where the individual was employed. In identifying the median employee, we utilized actual cash compensation for the 10-month period ending October 31, 2017 as the consistently applied compensation measure, including as base salary or wages, bonus and incentive payments earned during that period. For non-U.S. employees, we used the an exchange rate as of October 31, 2017.
To determine the annual total compensation of Mr. Sakellaris, we used the amount reported in the “Total” column of the Summary Compensation Table in this Proxy Statement, which includes salary, option awards, bonus and all other compensation. The median employee’s total annual compensation for 2017 was calculated in accordance with the same requirements applicable to the chief executive officer’s compensation as reported in the Summary Compensation Table and that number was used to calculate the ratio of the chief executive officer’s pay to that of the median employee.
The SEC rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making the determination as to who is the median employee and do not mandate that each company use the same method. We believe that the pay ratio information above is a reasonable estimate calculated in a manner consistent with the SEC rules. However, the total annual compensation of our median employee is unique to that person and is not necessarily a good indicator of the total annual compensation of any of our other employees, and it is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the chief executive officer’s total annual compensation to that of the median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.
Stock Option and Other Compensation Plans
2010 Stock Incentive Plan
The 2010 stock incentive plan, which became effective upon the closing of our initial public offering and we which refer to in this proxy statement as the 2010 stock plan, was adopted by our board of directors in May 2010 and approved by our stockholders in June 2010 and May 2016. The 2010 stock plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-based awards; 10,000,000 shares of our Class A common stock are reserved for issuance under the 2010 stock plan.
Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2010 stock plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of our Class A common stock with respect to which awards may be granted to any participant under the 2010 stock plan is 2,000,000 per year. In accordance with the terms of the 2010 stock plan, our board of directors has authorized our compensation committee to administer the 2010 stock plan. Pursuant to the terms of the 2010 stock plan, our compensation committee will select the recipients of awards and determine:

•	the number of shares of our Class A common stock covered by the award and the dates upon which the award will vest and/or become exercisable;

•
with respect to options, the type of options to be granted; the duration of options, which may not be in excess of ten years; the exercise price, which must be at least equal to the fair market value of our Class A common stock on the date of grant; the methods of payment of the exercise price; and

•
the number of shares of our Class A common stock subject to and the terms and conditions of any stock appreciation rights, awards of restricted stock, restricted stock units or other stock-based awards, including conditions for repurchase, measurement price, issue price and repurchase price and performance conditions (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years), if any;

Upon a merger or other reorganization event, as defined in the 2010 stock plan, our board of directors may, on such terms as our board determines (except to the extent specifically provided otherwise in the applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the 2010 stock plan as to all or any (or any portion of) outstanding awards, other than awards of restricted stock:

•	provide that all outstanding awards shall be assumed or substituted by the successor corporation;

•
upon written notice to a participant, provide that all of the participant’s unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised (to the extent exercisable) by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;

•
in the event of a reorganization event pursuant to which holders of our Class A common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants equal to the excess, if any, of the acquisition price times the number of shares of our Class A common stock subject to such outstanding awards (to the extent then exercisable at prices not in excess of the acquisition price), over the aggregate exercise price of all such outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards; and/or

•
provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise measurement or purchase price thereof and any applicable withholdings).

Upon the occurrence of a reorganization event other than our liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property which our Class A common stock is converted into or exchanged for pursuant to the reorganization event. However, our board of directors may provide for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us, either initially or by amendment. Upon the occurrence of a reorganization event involving our liquidation or dissolution, all conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award. No award may be granted under the 2010 stock plan after 2020. Our board of directors may amend, suspend or terminate the 2010 stock plan at any time, except that stockholder approval will be required to comply with applicable law or NYSE requirements.

401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section
401(k) of the Code. In general, all of our employees are eligible to participate upon commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2017, plus $6,000 for those age 50 and over, and have the amount of the reduction contributed to the 401(k) plan. We currently match on a per payroll basis up to 100% of the first six percent of base compensation and commissions that a participant contributes to his or her 401(k) plan, up to $15,300, subject to certain time of service and other eligibility conditions.
Limitation of Liability and Indemnification
As permitted by Delaware law, we have included provisions in our restated certificate of incorporation that limit or eliminate the personal liability of our directors to the maximum extent permitted by Delaware law. Our directors will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.
As permitted by Delaware law, our restated certificate of incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

•	we will advance expenses to our directors and officers in connection with legal proceedings in connection with a legal proceeding to the fullest extent permitted by law.
The indemnification provisions contained in our restated certificate of incorporation are not exclusive.
In addition, we have entered into indemnification agreements with each of our directors. Each indemnification agreement will provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his capacity as our director, officer, employee or agent, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that we do not assume the defense of a claim against a director we are required to advance his expenses in connection with his defense, subject to certain conditions, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.
We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Class A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information concerning our company.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2017, we have engaged in the following transactions with our directors, executive officers and holders of more than five percent of any class of our voting securities, and affiliates of our directors, executive officers and holders of more than five percent of any class of our voting securities. We believe that all of these transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Director Indemnification Agreements
We have entered into indemnification agreements with each of our directors. The indemnification agreements and our restated certificate of incorporation and restated by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. See “Executive Compensation And Related Information—Limitation of Liability and Indemnification.”
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or five percent stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. In addition, the policy requires review of the employment of any immediate family member of a related person unless (a) such person is not being employed in a management or sensitive control function and (b) the annual salary of such person does not exceed $50,000.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If the general counsel determines that advance review and approval is not practicable, then the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions previously approved by the audit committee or otherwise already existing that are ongoing in nature in nature will be reviewed annually, or more frequently if the audit committee determines such review to be necessary.
The audit committee will review all relevant information available to it about the related person transaction and may approve or ratify it only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Ameresco’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.
MISCELLANEOUS
Stockholder Proposals
Stockholder proposals, including information about a proposed director candidate, submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at our 2019 annual meeting of stockholders must be received by our Secretary no later than December 31, 2018 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.
A stockholder proposal, including a proposed director, not included in our proxy statement for the 2019 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our bylaws. To be timely, our bylaws provide that the Secretary must have received the stockholder’s notice not less than 90 days (that is, no later than February 23, 2019) and not more than 120 days (that is, no earlier than January 24, 2019) in advance of the first anniversary of the date of the preceding year’s annual meeting. However, if the date of the 2019 annual meeting of stockholders is more than 20 days before or more than 60 days after the first anniversary of the Annual Meeting, we must receive the stockholder’s notice not earlier than the close of business on the 120th day before the 2019 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day before the 2019 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is first made, whether by mail or public disclosure.
All stockholder proposals for our 2019 annual meeting of stockholders should be sent to the Secretary, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701.
Other Stockholder Communications
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (508) 598-3003 or ir@ameresco.com. However, stockholders who wish to communicate directly with our board of directors, or any individual director, should direct questions in writing to the Secretary, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701. See “Corporate Governance—Communicating with our Board of Directors” for more information about communicating with our board of directors.

Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report, the contents of www.ameresco.com, including the charters of the committees of our board of directors, corporate governance guidelines, the Audit Committee Report and code of business conduct and ethics, included or referenced in this proxy statement shall not be incorporated by reference into any such filings.
Householding of Annual Meeting Materials
Some banks, brokers and other intermediary record holders may participate in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either of these documents without charge to you if you write or call Investor Relations, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701, (508) 598-3003. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other intermediary record holder.

APPENDIX A
Ameresco Inc.
2017 EMPLOYEE STOCK PURCHASE PLAN
as amended
The purpose of this 2017 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Ameresco Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), commencing at the time set forth in the Plan. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 200,000 shares of Common Stock.
This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.
1. Administration. The Plan will be administered by the Board of Directors of the Company (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:
(a) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and for more than five (5) months in a calendar year;
(b) they have been employed by the Company or a Designated Subsidiary for at least six (6) months prior to enrolling in the Plan; and
(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).
No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.
The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).
3. Offerings. The Company will make two offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each June 1 and December 1, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings.
4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least ten (10) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.
5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of fifteen (15)% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.
6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.
8. Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.
9. Purchase of Shares.
(a) Number of Shares. On the Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to that number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).
(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 95% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.
(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.
(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.
10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.
13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
15. Adjustment for Changes in Common Stock and Certain Other Events.
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.
17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.
18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.
24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.
25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
26. Effective Date and Approval of Stockholders. The Plan shall become effective on the date that the Plan is approved by the Company’ stockholders (the “Effective Date”).

Adopted by the Board of Directors on April 26, 2017
Approved by the stockholders on June 1, 2017

Amendment Adopted by the Board of Directors on February 2, 2018
Amendment Approved by the stockholders on [________], 2018

AMERESCO, INC.

Annual Meeting of Stockholders

May 24, 2018 11:00 a.m.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The proxy statement and annual report to stockholders are available at the "Investor Relations - Annual Meeting" section of our website at http://www.ameresco.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3 052418

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees for class II directors for a term of three years:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ David J. Corssin
- ○ George P. Sakellaris
- ○ Joseph W. Sutton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2017 Annual Report to Stockholders.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AMERESCO, INC.

This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints George P. Sakellaris, John R. Granara, III and David J. Corrsin, and each of them acting singly, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all shares of capital stock of Ameresco, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2018, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies named above are authorized to vote on such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)

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